RENEWAL AGREEMENT

THIS AGREEMENT made as of the 1st day of June 2006, among WORDLOGIC COPRORATION, a corporation under the laws of Nevada having its principal business office at Suite 2400, 650 West Georgia Street, Vancouver, British Columbia V6B 4N7 (“WordLogic”), Street, Vancouver, British Columbia, Canada, MCC MERIDIAN CAPITAL CORP., a company incorporated under the laws of British Columbia, with an office at Suite 2400, 650 West Georgia Street, Vancouver, British Columbia V6B 4N7 (“MCC”) and FRANKLIN. R. EVANSHEN, businessman, of 3710 Southridge Place, West Vancouver, British Columbia, V7V 3H8, Canada (the “MCC’s Designated Employee”).

WITNESSES THAT WHEREAS:
A.	Pursuant to an agreement made between the WordLogic and MCC as of October 1, 2001 (the “Management Agreement”) MCC agreed to provide certain financial, business development and strategic planning services to WordLogic and WordLogic engaged MCC for those purposes, on the terms and conditions set out in the Management Agreement.

B.	Pursuant to an agreement made between WordLogic, MCC and MCC’s Designated Employee as of October 1, 2002, the Management Agreement was renewed for another 12 months.

C.	Pursuant to an agreement made between WordLogic and TheAmericanWest.Com, Inc. (“TAWS”) as of March 11, 2003, WordLogic and TAWS agreed to merge together into one corporation.

D.	Pursuant to an agreement made between WordLogic, MCC and MCC’s Designated Employee as of June 1, 2003, the Management Agreement was renewed for another 12 months.

E.	Pursuant to an agreement made between WordLogic, MCC and MCC’s Designated Employee as of June 1, 2004, the Management Agreement was renewed for another 12 months.

F.	Pursuant to an agreement made between WordLogic, MCC and MCC’s Designated Employee as of October 1, 2004, the terms were amended making the fee $16,666.67 per month. All other terms and conditions of the Management Agreement were unchanged.

G.	Pursuant to an agreement made between WordLogic, MCC and MCC’s Designated Employee as of June 1, 2005, the Management Agreement was renewed for another 12 months.

H.	WordLogic, MCC and MCC’s Designated Employee wish to renew the term of the Management Agreement for another 12 months under the same terms and conditions as the Management Agreement.

I.	In consideration of and as a condition of WordLogic entering into this Agreement with MCC, MCC’s Designated Employee has agreed to be a party to this Agreement as hereinafter provided.

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NOW THEREFORE in consideration of the premises and the covenants and agreements of the parties hereto as hereinafter set forth, the parties hereto covenant and agree as follows:

Term. WordLogic and MCC will extend the Term of the Management Agreement for twelve months commencing from June 1, 2005.

IN WITNESS WHEREOF the parties have executed this Agreement with effect as of the day and year first above written.

WORDLOGIC CORPORATION.
By:	/s/ Allen Rose

Name:	Allen Rose

Title	CFO

Date:	June 1, 2006

MCC MERIDIAN CAPITAL CORP.
By:	/s/ Frank Evanshen

Name:	Frank Evanshen

Title	President

Date	June 1, 2006

FRANKLIN R. EVANSHEN
Witness

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